Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the

Sarbanes-Oxley Act

I, David B. Lippman, President and Principal Executive Officer of Metropolitan West Funds (the “Registrant”), certify that, to my knowledge:

1.

The periodic report on Form N-CSR of the Registrant for the period ended September 30, 2019 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: 12/3/2020	/s/ David B. Lippman
David B. Lippman, President and Principal Executive Officer
(principal executive officer)

I, David S. DeVito, Treasurer, Principal Financial Officer and Principal Accounting Officer of Metropolitan West Funds (the “Registrant”), certify that, to my knowledge:

1.

The periodic report on Form N-CSR of the Registrant for the period ended September 30, 2019 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: 12/3/2020	/s/ David S. DeVito
David S. DeVito, Treasurer, Principal Financial Officer and Principal Accounting Officer
(principal financial officer)